Exhibit 99.1

AV Homes Reports Results for Third Quarter 2016

Third Quarter 2016 Highlights - as compared to the prior year third quarter (unless otherwise noted)

•	Earnings per share increased 96% to $0.49, on net income of $11.9 million
•	Total revenue increased 34% to $205.4 million
•	Homebuilding revenue increased 34% to $201.8 million
•	Homes delivered increased by 23% to 635 units
•	Average selling price for homes delivered increased 8.5% to $318,000 per home
•	Net new order value increased 13% to $185.4 million on a 3% increase in units
•	Backlog value increased 13% to $347.1 million on 1,081 units
•	Selling communities increased to 63 from 60 and communities with deliveries increased to 60 from 51
•	Full year 2016 pre-tax income outlook increased to a range of $30 million to $32 million

Scottsdale, AZ (October 27, 2016) – AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of residential communities in Florida, Arizona and the Carolinas, today announced results for its third quarter ended September 30, 2016.  Total revenue for the third quarter of 2016 increased 34% to $205.4 million from $153.8 million in the third quarter of 2015.  Net income and diluted earnings per share increased to $11.9 million and $0.49 per share, respectively, compared to net income of $5.5 million and $0.25 per share in the third quarter of 2015.

“We had another very good quarter highlighted by strong increases in revenue and a 116% increase in net income,” said Roger A. Cregg, President and Chief Executive Officer.  “Homes delivered in the third quarter increased 23% over the prior year period and revenue improved by 34%.  Our gross margins improved 80 basis points sequentially compared to the second quarter, and we improved our overhead leverage by 270 basis points compared to the third quarter of last year.  With our year to date results and a backlog sales value for the quarter of $347 million, we are confident in achieving our improved 2016 financial outlook.”

The increase in total revenue was driven by volume increases due to a greater number of communities with deliveries in each of our existing markets, and higher average selling prices due to price increases and improvements in the mix of homes sold.  During the third quarter of 2016, the

Company delivered 635 homes, a 23% increase from the 515 homes delivered during the third quarter of 2015, and the average unit price per closing improved 8.5% to approximately $318,000 from approximately $293,000 in the third quarter of 2015.

Homebuilding gross margin was 18.8% in the third quarter of 2016 compared to 19.9% in the third quarter of 2015.  Homebuilding gross margin is inclusive of the impact associated with the expensing of previously capitalized interest of 2.7% and 1.9% in the 2016 and 2015 periods, respectively.  On a sequential basis, homebuilding gross margins improved 80 basis points compared to the second quarter of 2016.

Total SG&A expense as a percent of homebuilding revenue improved to 12.6% in the third quarter of 2016 from 15.3% in the third quarter of 2015.  Homebuilding SG&A expense as a percentage of homebuilding revenue was 10.8% in the third quarter of 2016 compared to 12.8% in the third quarter of 2015.  The improvement was primarily due to the increased scale of the business in each of our divisions, which allows us to leverage the cost base.  Corporate general and administrative expenses as a percentage of homebuilding revenue improved to 1.8% in the third quarter of 2016 from 2.5% in the same period a year ago primarily driven by the continued achievement of favorable cost leverage by effectively managing costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the three months ended September 30, 2016 increased 3% to 572, compared to 555 units during the same period in 2015.  The increase in housing contracts was primarily attributable to the increase in selling communities to 63 from 60.  The average sales price on contracts signed in the third quarter of 2016 increased 9.8% to approximately $324,000 from approximately $295,000 in the third quarter of 2015.  The aggregate dollar value of the contracts signed during the third quarter increased 13% to $185.4 million, compared to $164.0 million during the same period one year ago.  The backlog value of homes under contract but not yet closed as of September 30, 2016 increased 13% to $347.1 million on 1,081 units, compared to $307.5 million on 1,026 units as of September 30, 2015.

Improved 2016 Outlook

The Company affirmed its previously issued outlook for the full year 2016 and upwardly revised the following items:

•	Closings are expected to increase to approximately 2,400, an improvement from the previous range of 2,300 to 2,400 units;
•	Interest expense is expected to be approximately $4 million after capitalization, an improvement from the previous $5 million; and
•	Pre-tax income is expected to increase to approximately $30 million to $32 million, an improvement from the previous range of $28 million to $30 million.

The Company will hold a conference call and webcast on Friday, October 28, 2016 to discuss its third quarter financial results.  The conference call will begin at 8:30 a.m. EDT.  The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on October 28, 2016 beginning at 11:30 a.m. EDT and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 99271067. The telephonic replay will be available until November 4, 2016. The webcast, which can be accessed by going to the Investor Relations section of AV Homes’ website at www.avhomesinc.com, is accompanied by an Investor Presentation.  A replay of the original webcast will be available shortly after the call.

AV Homes, Inc. is engaged in homebuilding and community development in Florida, Arizona and the Carolinas. Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte and Raleigh markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

This news release, the conference call, webcast and other related items contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the homebuilding industry and its dependence on broader economic conditions; availability and suitability of undeveloped land and improved lots; ability to develop communities within expected timeframes;

increases in interest rates and availability of mortgage financing; our ability to access sufficient capital; our ability to generate sufficient cash to service our indebtedness and potential need for additional financing; terms of our financing documents that may restrict our operations and corporate actions; fluctuations in interest rates; our ability to purchase outstanding notes upon certain fundamental changes; our ability to obtain letters of credit and surety bonds; cancellations of home sale orders; competition for home buyers, properties, financing, raw materials and skilled labor; declines in home prices in our primary regions; inflation affecting homebuilding costs or deflation affecting declines in spending and borrowing levels; the prices and supply of building materials and skilled labor; the availability and skill of subcontractors; elimination or reduction of tax benefits associated with home ownership; warranty and construction defect claims; health and safety incidents in homebuilding activities; the seasonal nature of our business; impacts of weather conditions and natural disasters; resource shortages and rate fluctuations; value and costs related to our land and lot inventory; overall market supply and demand for new homes; our ability to recover our costs in the event of reduced home sales; conflicts of interest involving our largest stockholder; contractual restrictions under a stockholders agreement with our largest stockholder; dependence on our senior management; effect of our expansion efforts on our cash flows and profitability; effects of government regulation of development and homebuilding projects; raising healthcare costs; development liabilities that may impose payment obligations on us; our ability to utilize our deferred income tax asset; costs of environmental compliance; impact of environmental changes; dependence on digital technologies and potential interruptions; future sales or dilution of our equity; impairment of intangible assets; and other factors described in our most recent Annual Report on Form 10-K for and our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov.  Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call, the Investor Presentation and the webcast. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
Assets	(unaudited)
Cash and cash equivalents	$16,289	$46,898
Restricted cash	1,139	26,948
Land and other inventories	630,909	582,531
Receivables	8,248	7,178
Property and equipment, net	34,223	34,973
Investments in unconsolidated entities	1,177	1,172
Prepaid expenses and other assets	13,033	17,144
Deferred tax assets, net	110,501	—
Goodwill	19,285	19,295
Total assets	$834,804	$736,139

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$37,060	$33,606
Accrued and other liabilities	29,389	38,826
Customer deposits	12,223	8,629
Estimated development liability	32,257	32,551
Senior notes, net	290,258	320,846
Total liabilities	401,187	434,458

Stockholders' equity
Common stock, par value $1 per share	22,692	22,444
Additional paid-in capital	401,358	399,719
Accumulated earnings (deficit)	12,586	(117,463)
	436,636	304,700
Treasury stock	(3,019)	(3,019)
Total stockholders’ equity	433,617	301,681
Total liabilities and stockholders' equity	$834,804	$736,139

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Homebuilding	$201,821	$151,130	$507,659	$280,381
Amenity and other	3,315	2,691	8,834	8,195
Land sales	291	6	1,120	3,470
Total revenues	205,427	153,827	517,613	292,046

Expenses
Homebuilding cost of revenues	163,911	121,089	414,290	228,911
Amenity and other	3,101	2,221	8,057	7,034
Land sales	295	2	685	385
Total real estate expenses	167,307	123,312	423,032	236,330

Selling, general and administrative expenses	25,484	23,191	71,639	52,492
Interest income and other	—	(36)	(1)	(325)
Interest expense	701	1,840	2,853	7,503

Income (loss) before income taxes	11,935	5,520	20,090	(3,954)
Income tax expense (benefit)	38	—	(109,959)	—
Net income (loss) and comprehensive income (loss)	$11,897	$5,520	$130,049	$(3,954)

Basic income (loss) per share	$0.53	$0.25	$5.81	$(0.18)
Diluted income (loss) per share	$0.49	$0.25	$5.02	$(0.18)

Note: Selling, general and administrative expenses related to homebuilding previously included in Homebuilding expenses have been combined with corporate general and administrative expenses and reclassified into a separate new line item called "Selling, general and administrative expenses" to enhance the visibility to our core homebuilding operations and conform with standard industry presentation. For the three and nine months ended September 30, 2015, selling, general and administrative costs of $19.4 million and $40.7 million, respectively, were previously presented in Homebuilding expenses are now included in Selling, general and administrative expenses.

The following table provides a comparison of certain financial data related to our operations for the three and nine months ended September 30, 2016 and 2015 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating income:
Florida
Revenues:
Homebuilding	$96,943	$86,892	$251,587	$185,484
Amenity and other	3,315	2,691	8,834	8,195
Land sales	26	6	670	3,470
Total revenues	100,284	89,589	261,091	197,149
Expenses:
Homebuilding cost of revenues	74,872	68,409	196,045	149,033
Homebuilding selling, general and administrative	12,189	11,419	33,374	26,172
Amenity and other	3,075	2,199	7,978	6,938
Land sales	6	2	225	385
Segment operating income	$10,142	$7,560	$23,469	$14,621

Arizona
Revenues:
Homebuilding	$42,014	$20,012	$104,255	$45,196
Land sales	—	—	185	—
Total revenues	42,014	20,012	104,440	45,196
Expenses:
Homebuilding cost of revenues	35,236	16,497	87,672	38,704
Homebuilding selling, general and administrative	3,854	3,009	10,773	7,846
Amenity and other	26	22	79	96
Land sales	—	—	171	—
Segment operating income (loss)	$2,898	$484	$5,745	$(1,450)

Carolinas
Revenues:
Homebuilding	$62,864	$44,226	$151,817	$49,701
Land sales	265	—	265	—
Total revenues	63,129	44,226	152,082	49,701
Expenses:
Homebuilding cost of revenues	53,803	36,182	130,573	41,174
Homebuilding selling, general and administrative	5,744	4,944	15,525	6,718
Land sales	289	—	289	—
Segment operating income	$3,293	$3,100	$5,695	$1,809

Operating income	$16,333	$11,144	$34,909	$14,980

Unallocated income (expenses):
Interest income and other	—	36	1	325
Corporate general and administrative expenses	(3,697)	(3,820)	(11,967)	(11,756)
Interest expense	(701)	(1,840)	(2,853)	(7,503)
Income (loss) before income taxes	11,935	5,520	20,090	(3,954)
Income tax expense (benefit)	38	—	(109,959)	—
Net income (loss)	$11,897	$5,520	$130,049	$(3,954)

Data from closings for the Florida, Arizona and the Carolinas segments for the three and nine months ended September 30, 2016 and 2015 is summarized as follows (dollars in thousands):

			Average
	Number		Price
For the three months ended September 30,	of Units	Revenues	Per Unit
2016
Florida	340	$96,943	$285
Arizona	129	42,014	326
Carolinas	166	62,864	379
Total	635	$201,821	318

2015
Florida	317	$86,892	$274
Arizona	71	20,012	282
Carolinas	127	44,226	348
Total	515	$151,130	293

			Average
	Number		Price
For the nine months ended September 30,	of Units	Revenues	Per Unit
2016
Florida	904	$251,587	$278
Arizona	340	104,255	307
Carolinas	413	151,817	368
Total	1,657	$507,659	306

2015
Florida	704	$185,483	$263
Arizona	170	45,196	266
Carolinas	145	49,702	343
Total	1,019	$280,381	275

Data from contracts signed for the Florida, Arizona and the Carolinas segments for the three and nine months ended September 30, 2016 and 2015 is summarized as follows (dollars in thousands):

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
For the three months ended September 30,	Signed	Cancellations	Cancellations	Value	Unit
2016
Florida	373	(68)	305	$89,076	$292
Arizona	125	(29)	96	31,896	332
Carolinas	191	(20)	171	64,457	377
Total	689	(117)	572	$185,429	324

2015
Florida	335	(57)	278	$75,308	$271
Arizona	173	(31)	142	40,425	285
Carolinas	152	(17)	135	48,229	357
Total	660	(105)	555	$163,962	295

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
For the nine months ended September 30,	Signed	Cancellations	Cancellations	Value	Unit
2016
Florida	1,245	(201)	1,044	$294,413	$282
Arizona	465	(108)	357	113,427	318
Carolinas	591	(53)	538	200,827	373
Total	2,301	(362)	1,939	$608,667	314

2015
Florida	1,143	(176)	967	$260,492	$269
Arizona	460	(79)	381	110,189	289
Carolinas	209	(26)	183	63,635	348
Total	1,812	(281)	1,531	$434,316	284

Backlog for the Florida, Arizona and the Carolinas segments as of September 30, 2016 and 2015 is summarized as follows (dollars in thousands):

			Average
	Number	Dollar	Price
As of September 30,	of Units	Volume	Per Unit
2016
Florida	556	$160,007	$288
Arizona	250	81,834	327
Carolinas	275	105,302	383
Total	1,081	$347,143	321

2015
Florida	536	$147,085	$274
Arizona	263	78,799	300
Carolinas	227	81,635	360
Total	1,026	$307,519	300